Exhibit 5.1

[Thompson Coburn Letterhead]

June 2, 2014

Pernix Group, Inc.

151 East 22nd Street

Lombard, Illinois 60148

Dear Ladies and Gentlemen:

We have acted as special counsel to Pernix Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), to be filed under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,285,000 shares (the “Offered Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to be issued upon the exercise of options (the “Options”) granted under the Pernix Group, Inc. 2012 Incentive Stock Option Plan, the Pernix Group, Inc. 2013 Incentive Stock Option Plan and the Pernix Group, Inc. 2013 Long Term Incentive Option Plan (individual, a “Plan” and collectively, the “Plans”).

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation, as amended and restated to date, (iii) the Company’s Bylaws, as amended and restated to date, (iv) the minutes of meetings, resolutions and written consents of the stockholders and board of directors of the Company as provided to us by the Company and certified to us by the duly elected secretary of the Company, (v) the stock record books of the Company, as provided to us by the Company, (vi) a specimen of a Common Stock certificate and (vii) such other agreements, certificates and documents of public officials, officers and other representatives of the Company as we have deemed necessary as a basis for our opinion set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statement and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statement and such other agreements, certificates and documents on behalf of the parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents.  As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representation of officers and other representatives of the Company and others.  For purposes of this opinion letter, we have assumed:  (a) the Offered Shares that may be issued upon exercise of the Options granted pursuant to the Plans will continue to be duly authorized on the dates of such issuance and (b) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that (x) the issuance of the Offered Shares pursuant to the Plans has been duly authorized and (y) upon exercise of the Options granted pursuant to the Plans against payment therefore in accordance with any applicable agreement, such Offered Shares will be validly issued, fully paid and non-assessable.

As counsel to the Company, we have furnished this opinion letter in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the Commission as an exhibit of the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Pernix Group, Inc. in connection with the matters addressed herein.

Very truly yours,

/s/ Thompson Coburn LLP